UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2014

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-178786-01	80-0872648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Fifth Avenue, Suite 421 New York, NY 10017 Tel (646) 532-6707	10017
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, Garry L. Moody submitted his resignation as an independent director of the Board of Directors (the “Board”) of Greenbacker Renewable Energy Company LLC (the “Company”), effective immediately. Prior to his resignation, Mr. Moody was chairman of the Board’s Audit Committee and a member of the Board’s Nominating and Corporate Governance Committee. Effective as of his resignation, Mr. Moody is no longer a member of the Board or any of its committees. In addition, on January 31, 2014, Robert Lawsky submitted his resignation as a non-independent member of the Board, effective immediately. Mr. Lawsky’s resignation enables the Board to continue to be comprised of a majority of independent directors. As a result of the resignations of Mr. Moody and Mr. Lawsky, the Board is currently comprised of five directors, including three independent directors. Mr. Lawsky will continue to serve as the general counsel of Greenbacker Capital Management LLC, the Company’s advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director